Exhibit 1.01

CERAGON NETWORKS LTD.
Conflict Minerals Report
For The Year Ended December 31, 2018

A.  OVERVIEW

This report has been prepared by Ceragon Networks Ltd. (herein referred to as “Ceragon,” the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. According to the Rule, if a SEC registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”), or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and submit a Conflict Minerals Report that includes a description of those due diligence measures.

As part of Ceragon’s commitment to corporate responsibility and respecting human rights in our own operations and global supply chain, Ceragon is committed to complying with the legislation and supports responsible conflict mineral sourcing. Furthermore, due to the potential negative economic and social impacts on the economies of the Covered Countries, Ceragon does not seek to completely eliminate sourcing from the Covered Countries, but rather is dedicated to the responsible sourcing of such minerals. In addition, it is important to note that like many other companies, Ceragon does not directly purchase minerals from smelters or other mineral processors, and is several layers removed from these processors within the supply chain. Ceragon also fully recognizes that the metals supply chain is global and complex, and many component suppliers thus far lack the resources and commercial strength to trace minerals all the way back to the sources of the ores.  Notwithstanding these issues and realities, Ceragon is committed to using internal (and, where necessary, external) resources and its influence as a company to comply with the applicable Conflict Minerals regulations.

Our Solutions

Ceragon Networks Ltd. (NASDAQ: CRNT) is the #1 wireless hauling specialist. We help operators and other service providers worldwide increase operational efficiency and enhance end customers’ quality of experience with innovative wireless backhaul solutions. Our customers include wireless service providers, public safety organizations, government agencies and utility companies, which use our solutions to deliver 4G, mission-critical multimedia services and other applications at high reliability and speed. Ceragon’s unique multicore technology provides a highly reliable, high-capacity 4G wireless backhaul with minimal use of spectrum, power and other resources. It enables increased productivity, as well as simple and quick network modernization. We deliver a range of professional services that ensure efficient network rollout and optimization to achieve the highest value for our customers. Our solutions are deployed by more than 460 service providers, as well as hundreds of private network owners, in more than 130 countries.

Supply Chain

The products that we manufacture are highly complex, typically containing thousands of parts from many suppliers. We have relationships with a vast network of suppliers throughout the world and there are generally multiple tiers in the chain of custody between the 3TG mines, where tungsten, tantalum, tin and gold are extracted, and Ceragon. Therefore, we must rely on our suppliers to work with their upstream suppliers in order that they may provide us with accurate information about the origin of 3TG in the components we purchase.

Due to the complexity and size of our supply chain, we developed a risk-based approach that focuses on our most significant suppliers. The suppliers identified pursuant to this risk-based approach received approximately 90% of the volume of purchases we made for components and raw materials in 2018. We believe this to be a reasonable approach because the aforementioned risk factors allow us to focus on the overwhelming majority of our supply chain, given that complete identification for every supplier in our supply chain is extremely unlikely and mostly out of our control.

Reasonable Country of Origin Inquiry (RCOI)

Based on the aforementioned risk-based approach, we surveyed sixty six (66) suppliers, out of which we received fifty one (51) responses. Out of these 51 responses we received to our supply chain inquiry, we identified forty eight (48) suppliers whose products may contain 3TG. We requested that all identified suppliers provide information to us regarding 3TG and smelters using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”), formerly the Conflict-Free Sourcing Initiative (“CFSI”).

In order to assist with facilitating our risk-based approach, Ceragon utilizes a third party service provider, that assisted with sending letters to our suppliers to explain the Rule and to refer the suppliers to online training materials and instructions. We solicited information from suppliers using the CMRT version 5.01 or higher, according to the company's policy, and we received a response rate of X% and we received a response rate of 77%. We reviewed the responses that we received and followed up on inconsistent, incomplete, and inaccurate responses, and we sent reminders to suppliers who did not respond to our requests for information. We compared the smelters and refiners identified in the surveys against the lists of facilities which have received a conflict free designation by the Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict Free Smelter Program (“CFSP”). Ceragon does not directly source 3TG. We source products and components from suppliers, which source materials from their sub-tier suppliers. Our supply chain is extensive and complex with many layers of suppliers positioned between ourselves and 3TG smelters and refiners. Due to our extended supply chain, we rely on suppliers to provide us with accurate information concerning the sources and chains of custody of 3TG necessary to the functionality or production of our products.

Efforts to Determine Mine or Location of Origin

We have determined that requesting our suppliers to complete the most up-to-date CMRT (i.e., 5.01 and above) represents our reasonable best efforts to determine the mines or locations of origin of 3TG in our supply chain.

The Company’s efforts to determine the origin of the Conflict Minerals with the greatest possible accuracy consisted of the due diligence measures described in this Conflict Minerals Report.

Smelters or Refiners (“SOR”) and Country of Origin of 3TG

The vast majority of suppliers from which we requested information indicated in their response that the information provided was through version 5.01 or higher of the RMI's CMRT, according to the company's policy..

Despite receiving responses from manufacturers listing smelter or refiner names in their supply chain, the manufacturers were unable to accurately report which specific smelters were part of the supply chain applicable to the components that were sold to us in 2018.

Currently, we do not have sufficient information from our suppliers to determine the country of origin of the conflict minerals used in our products or the facilities used to process those conflict minerals. Therefore, we cannot exclude the possibility that some of these conflict minerals may have originated in the Covered Countries, and are not from recycled or scrap sources.

Based on this result, the Company conducted due diligence activities and details these in this Conflict Minerals Report.

B.  DUE DILIGENCE

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the due diligence framework presented by The Organisation for Economic Co-operation and Development (OECD) in the publication OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and its related supplements for gold, tin, tantalum and tungsten. We designed our due diligence measures according to the recommendations of the OECD Guidance for downstream companies that have no direct relationships to smelters or refiners.

Due Diligence Performed

Strong Company Management Systems

Conflict Minerals Policy

We have adopted a conflict minerals policy related to our sourcing of 3TG which is publicly available on our website at: https://www.ceragon.com/wp-content/uploads/2016/09/Conflict-Minerals-Policy-Statement.pdf

To the extent required by the SEC, we support greater transparency with regard to the supply chain, in particular the sourcing of conflict minerals, and we expect that our suppliers will adopt  similar policies and meet our expectations.  Our supply chain is highly complex and our manufacturing process is significantly removed from the mining, smelting and refining of conflict minerals.  As a result, we expect that all of our suppliers will partner with us to (i) provide appropriate information and conduct necessary due diligence in order to facilitate our compliance with the Conflict Minerals rule and (ii) adopt appropriate practices to reasonably assure that the conflict minerals in the products that they manufacture are responsibly sourced.

In addition, our ethical commitment is reflected not only in our Conflict Minerals Policy, but also in our Code of Conduct, which outlines expected behaviors for all Company employees, as well as our suppliers’ Standards of Business Conduct that includes our specific approach regarding supplier behavior such as: human rights, bribery, conflict of interests, insider trading etc.

Internal Team

We have established an internal team led by the Global Director of Procurement and VP General Counsel of the Company who are responsible for implementing our Conflict Minerals compliance strategy, as well as other team members from our Procurement, Operations & Legal departments. The team assesses progress and discusses further steps regarding implementation of our Conflict Minerals strategy.

Control Systems

We do not typically have a direct relationship with 3TG smelters and refiners. We do, however, use the RMI Standard Smelter Lists to verify our findings.

We utilize the RMI's CMRT reporting template, accepting versions 5.01 or higher for the RY2018 reporting year, to collect data and information from our suppliers in order to identify the origins of the 3TG in our supply chain. As mentioned previously in this report, we also engage a third-party service provider to assist us in the identification of the smelters and refiners that process the minerals that may ultimately be assimilated into our products.

We communicate the Company’s due diligence efforts to our customers upon request and to senior management on a periodic basis.

Maintenance of Records

We generally retain records and relevant materials for a period of five years.

Supplier Engagement

As part of the process of engaging with the supply chain, Ceragon sent notifications to relevant suppliers in 2018 requesting them to complete version 5.01 or higher of the CMRT, according to our Conflict Minerals Policy. Ceragon also provides training materials and instructions for completing  to its relevant suppliers. As stated in our Conflict Minerals Policy, suppliers are expected to implement and communicate policies that are consistent with our Conflict Minerals Policy and we require their direct and indirect suppliers do the same. In addition, our suppliers are expected to establish procedures that facilitate the traceability of conflict minerals within our supply chain.

Many of our supplier purchase contracts have terms of three to five years or more, and we may not be able to unilaterally impose new contract terms or flow-down requirements that would otherwise compel these suppliers to support our due diligence efforts with respect to 3TG content. However, as we enter into new contracts or renew existing contracts, we have added relevant Conflict Minerals language that requires suppliers to identify the source of the source of 3TG in their supply chain..

Grievance Mechanism

We have internal processes in place that allow all relevant stakeholders to express their concerns about possible improper or unethical business practices or violations of company policies, laws, or regulations. Our Conflict Minerals Policy is available to the public on our website and includes a grievance procedure for suppliers and other external parties to contact us should they wish to seek guidance or report concerns regarding Conflict Minerals.

Identifying and Assessing Potential Risks in the Supply Chain

We surveyed approximately 66 suppliers that received approximately 90% of the volume of purchases we made for components and raw materials in 2018. We surveyed those suppliers to identify the 3TG contained in the products they supply us with, the smelters and refiners that process the 3TG and reasonable country of origin of the 3TG. The survey was conducted by utilizing version 5.01 or higher of the CMRT and the services of a third party service provider.

Our suppliers' responses were provided using version 5.01 or higher of the CMRT. We reviewed the responses against criteria developed by our internal team to determine which responses required further engagement. The criteria included incomplete responses as well as inconsistencies within the data reported by those suppliers and we worked with them in an effort to secure revised responses.

Smelters or refiners identified by the Company’s suppliers were compared against the list of smelters or refiners that have received a conflict-free designation from the RMAP.

1.	Design and Implement a Strategy to Respond to Risks

•	Our senior management is briefed about our due diligence efforts on a periodic basis.
•
We adopted a risk management plan that is aimed at encouraging the most responsible sourcing practicable, and is primarily focused on suppliers that may source or process 3TG originating in the Covered Countries.

•	The goal of the risk management plan is not to eliminate sourcing from the DRC, but to encourage suppliers to engage in responsible mineral sourcing, as per the Company's policy.
•
We found no instance where it was necessary to implement risk mitigation efforts, temporarily suspend trade or disengage with a supplier. However, certain suppliers, that were identified as possibly processing 3TG that originated in Covered Countries and were not identified as compliant with RMAP or if their sourcing facilities are unknown, were contacted and required to submit their corrective action plan to the Company.

•	We engage in regular ongoing risk assessment through our suppliers’ annual data submissions, as well as by documenting our SORs and Countries of Origin (“COO”).
•	Our internal team, led by the Company’s VP General Counsel and Global Director of Procurement, assesses identified risks and determines follow-up actions, if any.

2.	Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and therefore do not perform direct audits of these entities. We rely on independent industry initiatives such as the RMI and other independent third party audit programs that conduct validation audits of smelter and/or refiners.

5. Report On Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence, is available on our website https://www.ceragon.com/about-ceragofn/corporate-governance/  and is filed with the SEC.

 C. RESULTS OF ASSESSMENT

The Company sent out 66 survey requests and received 51 responses, amounting to a 77% response rate.

Currently, we do not have sufficient information from our suppliers to determine the complete list of country of origin of the conflict minerals used in our products or the facilities used to process those conflict minerals.

Based on the information provided by the Company’s suppliers and its own due diligence efforts with known smelters and refiners through December 31, 2018, the Company believes that the facilities that may have been used to process the 3TG in the Company products include the smelters and refiners listed in Annex I below.

Based on these due diligence efforts, the Company does not have sufficient information to conclusively determine the countries of origin of the 3TG in its products or whether the 3TG in its products are from recycled or scrap sources. However, based on the information provided by the Company’s suppliers, smelters, and refiners, as well as from the RMI and other sources, the Company believes that the countries of origin of the 3TG contained in its products may include the countries listed in Annex II below, including recycled and scrap sources.

The charts below summarize the 315 operational smelters and/or refiners and their participation status in the RMAP, as indicated in the compiled data from our due diligence efforts:

In regards to the chart below, please note that:

-	“Compliant” refers to SORs that have received a “conflict-free” designation from an independent third party audit program;
-	“Active” refers to SORs that have begun participating in an independent third party audit program;
-	“Not Active” refers to SORs that have not begun participating in an independent third party audit program.

Please note that information gathered from Ceragon's suppliers is not collected on a continuous, real-time basis, and that, since the information comes from direct and secondary suppliers and independent third party audit programs, Ceragon can only provide reasonable (not absolute) assurance regarding the source and chain of custody of the necessary conflict minerals. Nonetheless, the Company continuously strives to improve its processes on an annual basis.

D. ONGOING MITIGATION EFFORTS

Subject to the Rule, we intend to take the following steps to improve the due diligence conducted to further mitigate the risk that the 3TG in that could potentially finance or benefit armed groups in the Covered Countries:

•	Ensure that new or renewed supplier contracts adhere to the Conflict Minerals requirement in such contracts.
•
Continue to send follow-up letters to non-responsive suppliers and to suppliers with conflict minerals from the Covered Countries originating from smelters or refiners that are not compliant with RMAP or other independent third party audit programs.

•	Send surveys to suppliers as early as possible in the calendar year in order to allow suppliers more time to provide a complete response.
•	Continue to validate supplier responses using information collected via independent conflict free smelter validation programs such as the Responsible Minerals Initiative (RMI).
•
Strengthen communications with suppliers in order to improve the number of suppliers that respond to the company's supply chain surveys, and continue to emphasize the importance of this initiative to Ceragon and to encourage their participation.

Caution Concerning Forward- Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward- looking statement, except as required by federal securities laws.

Annex I – List of Identified Operating SORs [TO BE UPDATED]

Metal	SOR Name	SOR Country
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex II – Mines’ Country of Origin [TO BE UPDATED]

Based on our due diligence, the above smelters and refiners may process Conflict Minerals from one or more of the following countries of origin:

Argentina
Australia
Azerbaijan
Bolivia
Brazil
Bulgaria
Burkina Faso
Burundi
Canada
Chile
China
Democratic Republic of Congo
Dominican Republic
Ecuador
Ethiopia
Germany
Ghana
Guinea
Guyana
India
Indonesia
Italy
Japan
Kenya
Kyrgyz Republic
Laos
Liberia

Malaysia
Mauritania
Mexico
Mozambique
Namibia
Netherlands
Nigeria
Peru
Philippines
Portugal
Russia
Rwanda
Sierra Leone
Singapore
South Africa
Spain
Sweden
Switzerland
Taiwan
Tanzania
Thailand
Turkey
Uganda
United States of America
Uzbekistan
Zambia
Zimbabwe